Exhibit 3.2


                                      BY-LAWS OF

                             GRAND COURT LIFESTYLES, INC.

                               (a Delaware corporation)

                 ---------------------------------------------------

                                      ARTICLE I

                               Meetings of Stockholders
                               ------------------------

                    SECTION 1.  Annual Meeting.  The annual meeting of the
                                --------------
          stockholders of Grand Court Lifestyles, Inc. (hereinafter referred to as the "Corporation") for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as may be fixed by the Board of Directors (hereinafter referred to as the "Board") at the office of the Corporation or at such other place and at such hour as shall be designated by the Board, or, if no such time be fixed, then at 10:00 o'clock in the forenoon.

                    SECTION 2.  Special Meetings.  Special meetings of the
                                ----------------
          stockholders may be called at any time by the Board to be held at such place within or without the State of Delaware, on such date and at such hour as shall be designated in the notice or waiver of notice thereof.

                    Only such business as is stated in the written notice of a special meeting may be acted upon thereat.

                    SECTION 3.  Notice of Meetings.  Notice of the place,
                                ------------------
          date and hour of each annual and special meeting of the stockholders and the purpose or purposes thereof shall be given personally or by mail in a postage prepaid envelope, not less than ten or more than sixty days before the date of such meeting, to each stockholder entitled to vote at such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the record of stockholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address. Any such notice for any meeting other than the annual meeting shall indicate that it is being issued at the direction of the Board. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, prior to the conclusion of such meeting, protest the lack of notice thereof, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

                    SECTION 4.  Quorum.  At all meetings of the stock-
                                ------
          holders the holders of the majority of the shares of Common Stock of the Corporation, issued and outstanding and entitled to vote, shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

                    SECTION 5.  Adjournments.  When a meeting is adjourned
                                ------------
          to another date, hour or place, notice need not be given of the adjourned meeting if the date, hour and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.

                    When any meeting is convened the presiding officer, if directed by the Board, may adjourn the meeting if (a) no quorum is present for the transaction of business, or (b) the Board determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights.

                    SECTION 6.  Organization.  At each meeting of the
                                ------------
          stockholders, the Chairman of the Board or in his absence the President or any Vice President of the Corporation, shall act as chairman of the meeting or, if no one of the foregoing officers is present, a chairman shall be chosen at the meeting by the stockholders. The Secretary, or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

                    SECTION 7.  Order of Business.  The order of business
                                -----------------
          at all meetings of the stockholders shall be as determined by the chairman of the meeting.

                    SECTION 8.  Voting.  Except as otherwise provided by
                                ------
          statute or the Restated Certificate of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation:

                    (a) on the date fixed pursuant to the provisions of
               Section 5 of Article IV of these By-Laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

                    (b) if such record date shall not have been so fixed,
               then at the close of business on the day next preceding the day on which notice thereof shall be given.

          Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Except as otherwise required by statute or by the Restated Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall require the vote of a majority of the votes cast at a meeting of the holders of the Common Stock of the Corporation entitled to vote thereon. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

                    SECTION 9.  List of Stockholders.  A list of
                                --------------------
          stockholders as of the record date, certified by the Secretary of the Corporation or by the transfer agent for the Corporation, shall be produced at any meeting of the Stockholders upon the request of any stockholder made at or prior to such meeting.

                    SECTION 10.  Inspectors.  The Board may, in advance of
                                 ----------
          any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting shall appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                    SECTION 11.  Advance Notice of Business to be
                                 --------------------------------
          Transacted at Stockholder Meetings.  No business may be
          ----------------------------------
          transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this
          Section 11 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 11.

                    In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                    To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided,
                                                                --------
          however, that (i) in the event that the annual meeting is called
          -------
          for a date that is not within 30 days before or after such anniversary date, or (ii) in the case of the annual meeting of stockholders held during the fiscal year of the Corporation beginning February 1, 1997, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

                    To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                    No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11, provided, however, that, once business has been properly brought
          --------  -------
          before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                      ARTICLE II

                                  Board of Directors
                                  ------------------

                    SECTION 1.  General Powers.  The business and affairs
                                --------------
          of the Corporation shall be managed under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

                    SECTION 2.  Number, Increase or Decrease Thereto and
                                ----------------------------------------
          Term of Office.  The Board of Directors shall consist of five (5)
          --------------
          directors. By vote of a majority of the entire Board, the number of directors may be increased to not more than ten or reduced to not less than three. Vacancies occurring by reason of any such increase shall be filled in accordance with Section 13 of this
          Article II. Any such reduction shall not affect the term of office of any director. Each director shall hold office until the later of the annual meeting of stockholders of the Corporation next succeeding his election or until his successor is duly elected and qualified. Directors need not be stockholders.

                    SECTION 3.  Nomination of Directors and Advance Notice
                                ------------------------------------------
          Thereof.  Only persons who are nominated in accordance with the
          -------
          following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Restated Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.

                    In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

                    To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that (i) in the event that the
                        --------  -------
          annual meeting is called for a date that is not within 30 days before or after such anniversary date, or (ii) in the case of the annual meeting of stockholders held during the fiscal year of the Corporation beginning February 1, 1997, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                    To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
          Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,
          (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
          Section 14 of the Exchange Act and the rules and regulations promulgated hereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                    No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                    SECTION 4.  Place of Meeting.  Meetings of the Board
                                ----------------
          shall be held at the principal office of the Corporation in the State of Delaware or at such other place, within or without such state, as the Board may from time to time determine or as shall be specified in the notice of any such meeting.

                    SECTION 5.  Annual Meeting.  The Board shall meet for
                                --------------
          the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 8 of this Article II.

                    SECTION 6.  Regular Meeting.  Regular meetings of the
                                ---------------
          Board shall be held at such time as the Board may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

                    SECTION 7.  Special Meetings.  Special meetings of the
                                ----------------
          Board may be called by the President or by a majority of the entire Board.

                    SECTION 8.  Notice of Meetings.  Notice of each
                                ------------------
          special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 8, in which notice shall be stated the time and place of the meeting.
          Except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first-class mail, at least two days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by facsimile telegraph, telex, cable or wireless, or be delivered to him personally or by telephone, at least
          24 hours before the time at which such meeting is to be held.
          A written waiver of notice, signed by the director entitled to notice, whether before or after the time stated therein shall be deemed equivalent to notice. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.

                    SECTION 9.  Quorum and Manner of Acting.  Except as
                                ---------------------------
          hereinafter provided, a majority of the entire Board shall be present in person or by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting; and, except as otherwise required by statute or the Restated Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

                    SECTION 10.  Action Without a Meeting.  Any action
                                 ------------------------
          required or permitted to be taken by the Board at a meeting may be taken without a meeting if all members of the Board consent in writing to the adoption of the resolutions authorizing such action. The resolutions and written consents thereto shall be filed with the minutes of the Board.

                    SECTION 11.  Telephonic Participation.  One or more
                                 ------------------------
          members of the Board may participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                    SECTION 12.  Organization.  At each meeting of the
                                 ------------
          Board, the President or, in his absence, another director chosen by a majority of the directors present shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence, any person who shall be an Assistant Secretary, if any of them shall be present at such meeting appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

                    SECTION 13.  Resignations.  Any director of the
                                 ------------
          Corporation may resign at any time by giving written notice of his resignation to the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The vacancy in the Board of Directors caused by any such resignation shall be filled by the affirmative vote of the stockholders of the Corporation.

                    SECTION 14.  Vacancies.  Vacancies and newly created
                                 ---------
          directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, then a special meeting of stockholders for the election of directors may be called and held in the manner provided by statute.

                    SECTION 15.  Removal of Directors.  Any director may be
                                 --------------------
          removed, either with or without cause, at any time, by the affirmative vote of the stockholders of the Corporation. The vacancy in the Board of Directors caused by any such removal shall be filled by the affirmative vote of the stockholders of the Corporation.

                    SECTION 16.  Compensation.  The Board shall have
                                 ------------
          authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

                                     ARTICLE III

                            Executive and Other Committees
                            ------------------------------

                    SECTION 1.  Executive and Other Committees.  The Board
                                ------------------------------
          may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

                    SECTION 2.  General.  A majority of any committee may
                                -------
          determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meeting shall be given to each member of the committee in the manner provided for in Article II, Section 7. The Board shall have any power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

                    SECTION 3.  Action Without a Meeting.  Any action
                                ------------------------
          required or permitted to be taken by any committee at a meeting may be taken without a meeting if all of the members of the committee consent in writing to the adoption of the resolutions authorizing such action. The resolutions and written consents thereto shall be filed with the minutes of the committee.

                    SECTION 4.  Telephone Participation.  One or more
                                -----------------------
          members of a committee may participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                                      ARTICLE IV

                                       Officers
                                       --------

                    SECTION 1.  Number of Qualifications.  The officers of
                                ------------------------
          the Corporation shall include the Chief Executive Officer, the President, one or more Vice Presidents, the Chief Financial Officer, the Treasurer and the Secretary. Any two or more offices may be held by the same person; except the offices of President and Secretary; provided that when all of the issued and outstanding stock of the Corporation is held by one person, such person may hold all or any combination of offices. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect, or delegate to the Chief Executive Officer or the President the power to appoint, such other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

                    SECTION 2.  Resignations.  Any officer of the
                                ------------
          Corporation may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                    SECTION 3.  Removal.  Any officer or agent of the
                                -------
          Corporation may be removed, either with or without cause, at any time, by the Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the President.

                    SECTION 4.  Vacancies.  A vacancy in any office,
                                ---------
          whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

                    SECTION 5.  The Chief Executive Officer.  The Chief
                                ---------------------------
          Executive Officer of the Corporation shall have, together with the President, general and active management of the business and affairs of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed, subject, however, to control of the Board. He shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board or these By-Laws.

                    SECTION 6.  The President.  The President shall be the
                                -------------
          chief operating officer of the Corporation and shall have, together with the Chief Executive Officer, general and active management of the business and affairs of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed subject, however, to the control of the Board. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board or these By-Laws.

                    SECTION 7.  Vice Presidents and Chief Financial
                                -----------------------------------
          Officer.  Each Vice President, including any Executive Vice
          -------
          President, and the Chief Financial Officer shall perform all such duties as from time to time may be assigned to each of them by the Board.

                    SECTION 8.  The Treasurer.  The Treasurer shall
                                -------------

                         (a)  have charge and custody of, and be
                    responsible for, all the funds and securities of the Corporation;

                         (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

                         (c) deposit all monies and other valuables to the credit of the Corporation in such depositaries as may be designated by the Board;

                         (d) receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever;

                         (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

                         (f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

                    SECTION 9.  The Secretary.  The Secretary shall
                                -------------

                         (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

                         (b)  see that all notices are duly given in
                    accordance with the provisions of these By-Laws and as required by law;

                         (c) be the custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

                         (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                         (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

                    SECTION 10.  Officers' Bonds or Other Security.  If
                                 ---------------------------------
          required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

                    SECTION 11.  Compensation.  The compensation of the
                                 ------------
          officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the Chief Executive Officer and the President the power to fix the compensation of officers and agents appointed by each of them. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director (except in the event that there is only one director of the Corporation) shall not have any vote in the determination of the amount of compensation paid to him.

                                      ARTICLE V

                                     Shares, Etc.
                                     ------------

                    SECTION 1.  Stock Certificates.  Each owner of stock of
                                ------------------
          the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the President or a Vice President and by the Secretary, Treasurer or an Assistant Secretary and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed). In case any officer who shall have signed such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

                    SECTION 2.  Books of Account and Record of
                                ------------------------------
          Stockholders.  There shall be kept correct and complete books and
          ------------
          records of account of all the business and transactions of the Corporation. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

                    SECTION 3.  Transfers of Shares.  Transfers of shares
                                -------------------
          of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares of stock shall stand on the record of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfers of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary or to such transfer agent or transfer clerk, such fact shall be stated in the entry of the transfer.

                    SECTION 4.  Regulations.  The Board may make such
                                -----------
          additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

                    SECTION 5.  Fixing of Record Date.  The Board may fix,
                                ---------------------
          in advance, a date not more than sixty nor less than ten days before the date then fixed for the holding of any meeting of the stockholders as the time as of which the stockholders entitled to notice of and to vote at such meeting, shall be determined, and all persons who were stockholders of record of capital stock entitled to vote at such time, and no others, shall be entitled to notice of and to vote at such meeting. The Board may fix, in advance, a date not more than sixty nor less than ten days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidence of rights or evidences of interest arising out of any change, conversion or exchange of capital stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

                    SECTION 6.  Lost, Destroyed or Mutilated Certificate.
                                ----------------------------------------
          The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representative to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of such new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

                                      ARTICLE VI

                    Contracts, Checks, Drafts, Bank Accounts, Etc.
                    ----------------------------------------------

                    SECTION 1.  Execution of Contracts.  Except as
                                ----------------------
          otherwise required by statute, the Restated Certificate of Incorporation or these By-Laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-Laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

                    SECTION 2.  Loans.  Unless the Board shall otherwise
                                -----
          determine, the Chief Executive Officer, the President or any Vice-President may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation other than in connection with the purchase of chattels for use in the Corporation's operations, except when authorized by the Board.

                    SECTION 3.  Checks, Drafts, Etc.  All checks, drafts,
                                --------------------
          bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

                    SECTION 4.  Deposits.  All funds of the Corporation not
                                --------
          otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

                    SECTION 5.  General and Special Bank Accounts.  The
                                ---------------------------------
          Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

                                     ARTICLE VII

                                       Offices
                                       -------

                    SECTION 1.  Registered Office.  The registered office
                                -----------------
          of the Corporation shall be as specified in the Restated Certificate of Incorporation.

                    SECTION 2.  Other Offices.  The Corporation may also
                                -------------
          have such offices, both within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                     ARTICLE VIII

                                     Fiscal Year
                                     -----------

                    The fiscal year of the Corporation shall be so determined by the Board of Directors.

                                      ARTICLE IX

                                         Seal
                                         ----

                    The seal of the Corporation shall be circular in form, shall bear the name of the Corporation and shall include the words and numbers "Corporate Seal", "Delaware" and the year of incorporation.

                                      ARTICLE X

                                   Indemnification
                                   ---------------

                    Any person made or threatened to be made a party to or involved in any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter, "proceeding") by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, loss and liability (including, without limitation, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees), actually and necessarily incurred or suffered by him in connection with the defense of or as a result of such proceeding, or in connection with any appeal therein. The Corporation shall have the power to purchase and maintain insurance for the indemnification of such directors, officers and employees to the full extent permitted under the laws of the State of Delaware from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights of indemnification to which such director, officer or employee may be entitled.

                    The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided,
                                                          --------
          however, that if the General Corporation Law of the State of
          -------
          Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which services were or are rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.

                                      ARTICLE XI

                                      Amendments
                                      ----------

                    These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted, either by the Board or by the stockholders of the Corporation upon the affirmative vote of the holders of at least 66-2/3% of the outstanding capital stock entitled to vote thereon.